UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

DROPCAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DropCar, Inc.
1412 Broadway, Suite 2105
New York, New York 10018
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 342-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.
Submission of Matters to a Vote of Security Holders.

(a)
On November 15, 2018, DropCar, Inc. (the “Corporation”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, 6,173,491 of the holders of the total shares of the Corporation were present in person or represented by proxy, which represents 69.48% of the total outstanding shares of the Corporation entitled to vote as of the record date of September 26, 2018.

(b)
The following actions were taken in the Annual Meeting:

(1)
The following eight nominees were elected or reelected to serve on the Board until the Corporation’s 2019 annual meeting of stockholders or until their respective successors have been elected and qualified, or until their earlier resignation or removal:

Name of Director Nominees	Votes For	Votes Withheld	Broker Non-Vote
Joshua Silverman	2,742,623	375,272	3,055,596
Spencer Richardson	2,715,319	402,576	3,055,596
David Newman Sebastian Giordano	2,742,436 2,742,525	375,459 375,370	3,055,596 3,055,596
Brian Harrington	2,746,991	370,904	3,055,596
Zvi Joseph	2,742,549	375,346	3,055,596
Solomon Mayer	2,742,554	375,341	3,055,596
Greg Schiffman	2,742,454	375,441	3,055,596

(2)
The proposal to approve a proposed amendment to the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan to increase the number of shares available for the grant of awards by 1,712,500 shares, was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
2,625,724	411,339	80,832	3,055,596

(3)
The proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Corporation’s common stock underlying Series H-4 Convertible Preferred Stock and warrants issued by the Corporation pursuant to the terms of that certain Securities Purchase Agreement, dated March 8, 2018, by and among DropCar, Inc. and the investors named therein, in an amount equal to or in excess of 20% of the Corporation’s common stock outstanding before the issuance of such Series H-4 Convertible Preferred Stock and warrants (including upon the operation of anti-dilution provisions contained in such Series H-4 Convertible Preferred Stock and warrants), was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
2,691,002	298,998	127,895	3,055,596

(4)
The proposal to approve an amendment to the DropCar, Inc. Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Corporation’s issued and outstanding shares of common stock, at a ratio of between 2-for-1 and 25-for-1, was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
4,236,361	1,854,100	83,030	0

(5)
The selection of EisnerAmper LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2018, was ratified, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
5,469,071	615,754	88,666	0

(6)
The compensation of the Corporation’s named executive officers, as disclosed in the Corporation’s proxy statement, was approved by an advisory vote, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
2,590,340	449,157	78,398	3,055,596

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DROPCAR, INC.

Date November 15, 2018	By:	/s/ Spencer Richardson
Name Spencer Richardson
Title Chief Executive Officer